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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


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RACHELA TAUBER, on behalf of herself          )
and all others similarly situated             )
                                              )
                       Plaintiff,             )
                                              )
        v.                                    )
                                              )
THE COOPER COMPANIES, INC.,                   )       Civil Action No. 16572-NC
A. THOMAS BENDER, MICHAEL H.                  )
KALKSTEIN, MOSES MARX, DONALD                 )
PRESS, STEVEN ROSENBERG, ALLAN E.             )
RUBENSTEIN, ROBERT S. WEISS, and              )
STANLEY ZINBERG,                              )
                                              )
                          Defendants.         )
                                              )
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                       STIPULATION OF VOLUNTARY DISMISSAL

         Pursuant to Court of Chancery Rules 23(e) and 41(a)(l), the Plaintiff hereby voluntarily dismisses the Complaint in its entirety, without prejudice to the class.
         Plaintiff and each of the Defendants shall bear their own respective costs, including attorneys' fees and expenses, in connection with this Action and this Dismissal. Plaintiff represents that no compensation in any form has passed directly or indirectly from any of the Defendants to the Plaintiff or his attorneys, and that no promise to give any such compensation has been made.

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DATED:  October 13, 1998
                                  /s/ Jay W. Eisenhofer
                                  --------------------------------------
                                  Jay W. Eisenhofer (Del. I.D. #2864)
                                  GRANT & EISENHOFER, P.A.
                                  1220 N. Market Street, Suite 500
                                  Wilmington, DE  19801
                                  (302) 622-7000
                                  Attorneys for Plaintiff Rachela Tauber




                                  /s/ William M. Lafferty
                                  --------------------------------------
                                  William M. Lafferty (Del. I.D. #2755)
                                  MORRIS, NICHOLS ARSHT & TUNNELL
                                  1201 N. Market Street
                                  P.O. Box 1347
                                  Wilmington, DE  19899
                                  (302) 658-9200
                                  Attorneys for Defendants The Cooper Companies, Inc., A. Thomas Bender, Michael H. Kalkstein, Moses Marx, Donald Press, Steven Rosenberg, Allan E. Rubenstein, Robert S. Weiss, and Stanley Zinberg




         SO ORDERED this 26th day of October, 1998.


                                   /s/ William B. Chandler
                                  --------------------------------------

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